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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 as amended (File No. 333-18441) and Forms S-8 (File Nos. 33-3686, 33-16832, 33-27078, 33-38665, 33-38926, 33-65050, 33-52653, 33-57887,
333-07283, 333-17073, 333-50353 and 333-65449) of Micron Technology, Inc. and
subsidiaries of our report dated September 28, 1998 except the Subsequent Events Note which is as of October 19, 1998 appearing on page 51 of this Form 10-K.



PricewaterhouseCoopers LLP
Boise, Idaho
October 30, 1998